EXHIBIT 10.11
                                    AMENDMENT
                                    ---------

Reference is made to the Retail Product License Agreement between Collectible Concepts Group ("LICENSEE") and NBA Properties, Inc. ("NBAP") dated March 4, 2005 (the "Agreement") Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.

A. LICENSEE and NBAP hereby agree to amend the Agreement as follows:

      1. The Licensed Product description contained in Paragraph A of the Agreement shall be amended to also authorize LICENSEE to manufacture, distribute, advertise, promote and sell the following team-identified ("Additional Licensed Products")

      o     Foldsigns (R):    19"X13" folding plastic sign
                              16" diameter folding plastic sign
                              26"X7" wave folding plastic sign
      o     Fan bracelets
      o     Window scrolls with metal tension rods
      o     Door scrolls with metal tension rods

In addition, LICENSEE shall be authorized to manufacture, distribute, advertise, promote and sell growth charts and fan bracelets featuring the Licensed Marks In combination with the names, nicknames, photographs, portraits, likenesses, signatures or other identifiable features ("Attributes") of current NBA players (on a group basis and to the extent NBAP can convey such rights in accordance with the Group License Agreement between NBAP and the National Basketball Players Association ("NBPA") (or its successor) ("Player Attributes")) in accordance with the terms of the Agreement (the "Licensed Attributes ). Such Licensed Products are hereinafter referred to as the "Piayer4dentified Products". LICENSEE must develop, manufacture and offer for sale no less than a total of thirty (30) different players from thirty (30) different Member Teams in the Player-Identified Product line, The Additional Licensed Products and Player4dentified Licensed Products shall be manufactured, distributed, advertised, promoted and sold under the "Collectible Concepts Group" label.

        2. With respect to Paragraph D of the Agreement, the royalty rate applicable to the sale of Player4dentified Products shall be sixteen percent (16%)

        3. Paragraph E of the Agreement shall be deleted in its entirety and replaced with the following

           "E. MINIMUM GUARANTEES: During the Term, LICENSEE guarantees that its aggregate royalty payments to NBAP under this Agreement shall not be less than thirty4lve thousand dollars ($35,000)"
        4. Paragraph 8 of the Agreement shall be deleted in its entirety and replaced with the following:

      "8.   INDEMNIFICATJONS; INSURANCE
      (a)   LICENSEE  shall be solely  responsible  for, and shall defend,  hold harmless and indemnify NBAP, NBA Media  Ventures,  LLC, the NBA, its
            Member Teams and the NBPA and their respective  affiliates,  owners, directors,  governors,  officers, employees and agents (collectively
            "NBA Parties") against,  any claims,  demands,  disputes  (including disputes  arising out of or in  connection  with the  Agreement  and between the parties hereto), causes of action or damages,  including
            attorneys'  fees  (collectively,   "Claims"),   arising  out  of  an
            allegation  relating to or referring  to: (i) any act or omission of
            LICENSEE, any Third Party Contributor (as defined in Paragraph 11(b)
            below) or any other entity acting on LICENSEE's  behalf  (whether or not approved by NBAP pursuant to this Agreement), (ii) any breach of this  Agreement  by  LICENSEE,  any  Third  Party  Contributor,  any
            Conventional  Retailer, any Permitted Internet Retailer or any other entity acting on LICENSEE's  behalf (whether or not approved by NBAP pursuant to this Agreement),  (iii) the  manufacture,  distribution, advertisement,  promotion,  sale,  possession or use of any Licensed
            Product  (including,  but not limited to, claims relating to (w) any defect (whether  obvious or hidden and whether or not present in any sample  approved by NBAP) in a Licensed  Product or in any packaging or  other  materials  (including  advertising  materials),  (x)  any alleged injuries to persons or property, (y) any infringement of any rights of any other  person or entity or (z) the alleged  failure by
            LICENSEE to comply with applicable laws,  regulations,  standards or the terms of the NBAP Code of Conduct,  as amended from time to time by NBAP (the "Code of  Conduct"),  attached  hereto as Exhibit A) or
            (iv) any claim that any Licensed  Product or element  thereof (other than a  Licensed  Mark  that  has  been  approved  for use by  NEAP)
            violates  or  infringes  upon  the  trademark,  copyright  or  other intellectual  property rights  (including  trade dress and rights of publicity and privacy) of a third party,  provided LICENSEE is given prompt  written notice of and shall have the option to undertake and conduct the defense of any such Claim.  In any instance to which the foregoing  indemnities pertain, NBAP shall cooperate with and assist
            LICENSEE  in  connection  with  any  such  defense.  LICENSEE  shall reimburse  NBAP  for all  reasonable  out-of-pocket  costs  actually incurred by NBAP in connection with such cooperation and assistance.
            In any instance to which such  indemnities  pertain,  LICENSEE shall keep NBAP fully advised of all developments pertaining to such Claim and  shall  not  enter  into a  settlement  of such  Claim  or admit liability or fault without NBAP's prior written  approval.  LICENSEE shall obtain and maintain  Commercial  General Liability  insurance, including  product  liability  insurance with vendor's  endorsement,
            Contractual  Liability and Personal and Advertising Injury Liability
            in a amount no less than five million  ($5,000,000)  per  occurrence and five million  ($5,000,000)  aggregate  combined single limit for bodily injury and property damage. The NBA Parties shall be included as  additional  insureds.  Such  insurance  shall be  carried  by an insurer  with a rating  by AM.  Best & Co.  of A-7 or  other  rating satisfactory  to NBAP.  This coverage shall specify that coverage is
            primary  to  all  valid  and  collectible   insurance  held  by  the
            additional insureds and shall be extended to include (i) a waiver of
            subrogation  in  favor  of  the  NBA  Parties,   (ii)  a  breach  of
            warranty/policy  conditions clause,  (iii) a severability clause and
            (iv) a waiver of premium  clause.  Such insurance  policy shall also provide that NBAP receive  written  notice  within  thirty (30) days prior to the effective date of the cancellation,  non-renewal or any material  change in coverage.  In the event that LICENSEE has failed to  deliver  to  NBAP a  certificate  of such  insurance  evidencing satisfactory  coverage  prior to NBAP's  execution of this Agreement
            (or  fails to  maintain  such  insurance  in  accordance  with  this
            Paragraph), NBAP shall have the right to withdraw its consent to use any or all of the Licensed Marks and/or  terminate this Agreement at any time Such  insurance  obligations  shall  not  limit  LICENSEE's
            indemnity   obligations,   except  to  the  extent  that  LICENSEE's
            insurance company actually pays NBAP amounts which LICENSEE would otherwise be obligated to pay NBAP.

      (b) NBAP shall be solely responsible for, and shall defend, hold harmless and indemnify LICENSEE, its directors, officers, employees and agents against any Claims arising out of an allegation relating to or referring to: (i) a claim that the use of the Licensed Marks as specifically approved by NBAP in accordance with the terms of this Agreement violates or infringes upon the trademark, copyright or other intellectual property rights (including trade dress) of a third party in or to the Licensed Marks or (ii) a claim that the use of the Licensed Attributes on Licensed Products, or in advertising or promotional materials, as specifically approved by NBAP, violates of infringes upon the right of privacy or right of publicity of any NBA player or (iii) and breach of the Agreement by NBAP, provided NBAP is given prompt written notice of and shall have the option to undertake and conduct the defense of any such Claim. In any instance to which the forgoing indemnities pertain, LICENSEE shall cooperate with and assist NBAP in connection with any such defense. NBAP shall reimburse LICENSEE for all reasonable out-of-pocket expenses actually incurred by LICENSEE in connection with such cooperation and assistance. In any instance to which such indemnities pertain, NBAP shall not enter into a settlement of such Claim or admit liability or fault without LICENSEE's prior written approval.
      (c) In consideration of the rights granted under this Agreement, except with respect to Claims for which NBAP indemnifies LICENSEE pursuant to Paragraph 8(b), LICENSEE hereby releases the NBA Parties from any Claims that, now or in the future, arise out of or in any manner relate to the manufactures, distribution, advertising, promotion of sale of the Licensed Products."

            5. Paragraph 15 of the NBAP Standard Terms and Conditions attached to the Agreement is amended to read in its entirety as follows:

      "15.  EQUITABLE RELIEF

            LICENSEE acknowledges that NBAP is entering into this Agreement not only in consideration of the royalties or other financial consideration to be paid, but also for the promotional value and intrinsic benefit resulting from the manufacture, advertisement, distribution, sale and promotion of the Licensed Products by LICENSEE in the Territory. LICENSEE acknowledges that the Licensed Marks and Licensed Attributes possess a special, unique and extraordinary character which makes difficult the assessment of the monetary damage which NBAP would sustain as a result of the unauthorized use thereof LICENSEE further acknowledges that: (i) its failure to manufacture, advertise, distribute, sell and promote the Licensed Products in accordance with this Agreement, and (ii) the unauthorized or unapproved use of the Licensed Marks or Licensed Attributes, will, in either case, cause immediate and irreparable damage to NBAP for which NBAP would not have an adequate remedy at law. Therefore, LICENSEE agrees that, in the event of a breach of the Agreement by LICENSEE, in addition to such other legal and equitable rights and remedies as shall be available to NBAP, NBAP shall be entitled to injunctive and other equitable relief, without the necessity of proving damages of furnishing a bond or other security."

      6. Paragraph 19 of the NBAP Standard Terms and Conditions attached to the Agreement is amended to read in its entirety as follows:

      "19.  USE OF PLAYERS
      (a) LICENSEE acknowledges that this Agreement does not grant to LICENSEE any licenses or rights with respect to the use Player Attributes except on Player-Identified Products as expressly provided herein and in advertising and promotional materials relating to License Products, in either case, as specifically approved by NBAP. The license granted under this Agreement does not include, and shall not be used to imply, a testimonial or endorsement of any Licensed Products by any NBA Player. LICENSEE shall not use Player Attributes in any manner that may imply such a testimonial r endorsement without first obtaining written authorization from the subject player(s). LICENSEE shall not enter into any Agreement with any NBA Player of any other person which would require that Player or other person to wear or use any products other than a Licensed Product at any NBA game (either courtside or in any locker room) or at practice.
      (b) In the event any current NBA player retires, becomes inactive or enters into an exclusive license agreement that conflicts with the rights granted hereunder, upon receipt of written notice from NBAP that such a player has become inactive or entered into a conflicting exclusive license agreement, LICENSEE shall cease and/or cause to cease the use of such player's Licensed Attributes in the manufacture, distribution, advertisement, promotion and sale of any conflicting Licensed Product within seventy (70) days of receipt of NBAP's notice."

B. 1. Except as modified above, (i) the rights extended under this Agreement shall be exercised consistent with the terms and conditions of the
      Agreement and (ii) the terms and conditions of , and LICENSEE's outstanding obligations to NBAP under, the Agreement shall in all other respects remain in full force and effect. Nothing herein shall constitute an actual or implied commitment by NBAP to extend the term of the Agreement or renew the Agreement upon its expiration.

      2. This Amendment shall not be effective until signed on behalf of NBAP by its Senior Vice President, Global Merchandising Group.

AGREED TO AND ACCEPTED:                       AGREED TO AND ACCEPTED:
COLLECTIBLE CONCEPTS GROUP                    NBA PROPERTIES, INC.


By: /s/ PAUL S. LIPSCHUTZ                     By: /s/ SALVATORE LAROCCA
    ---------------------                         ---------------------
Title: President                                      Salvatore LaRocca
                                                      Senior Vice President,
                                                      Global Merchandising Group
                                              Dated: 9/9/05